As filed with the Securities and Exchange
                         Commission on March 17, 2003

                           PROXY STATEMENT PURSUANT

                      TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /x/       Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Soliciting Material Pursuant to Rule 14a-12
/ /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Additional Materials


                     MERCURY LARGE CAP SERIES FUNDS, INC.
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


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(2) Aggregate number of securities to which transaction applies:


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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):


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(4) Proposed maximum aggregate value of transaction:


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

(5) Total fee paid:


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/ / Fee paid previously with preliminary materials:


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/ /   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:


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(2) Form, Schedule or Registration Statement No.:


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(3) Filing Party:


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(4) Date Filed:


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

           IMPORTANT NOTICE ABOUT YOUR MERCURY LARGE CAP VALUE FUND
                                     PROXY

Dear Shareholder:

Recently you should have received proxy materials for Mercury Large Cap Value Fund of Mercury Large Cap Series Funds, Inc. As a result of an error by our mailing vendor, you received an incorrect Annual Report with your proxy package. Enclosed please find the correct Annual Report along with a new Proxy Card and reply envelope.

                         Your Vote Is Very Important!

Please cast your vote as soon as possible by using one of the following convenient voting methods:

Phone
-----
Simply dial the toll free number listed on your proxy card, enter your 12-digit control number and follow the simple instructions.

Internet
--------
Go to www.proxyvote.com, enter your 12-digit control number and follow the simple instructions.

Mail
----
Please sign, date and return your proxy card in the enclosed postage-paid envelope.

Please note that neither the Fund's shareholders nor the Fund's investment advisor will bear the cost of this additional mailing. We apologize for any inconvenience this may have caused you.